Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Paranovus Entertainment Technology Ltd (formerly known as “Happiness Development Group Limited”) of our report dated July 27, 2023, relating to the consolidated balance sheets of Paranovus Entertainment Technology Ltd. and its subsidiaries(collectively, the “Company”) as of March 31, 2023, and the related consolidated statements of operation and other comprehensive (loss)/ income, changes in shareholders’ equity, and cash flows for the years ended March 31, 2023, and the related notes (collectively referred to as the “financial statements”) for the year ended on March 31, 2023, included in the Annual Report on Form 20-F of the Company for the year ended March 31,2023, filed with the U. S. Securities and Exchange Commission on July 27, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP
November 16, 2023

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